Exhibit 99.1

Date	February 2, 2023
Contacts	Investors: ir@eose.com Media: media@eose.com

Eos Energy Enterprises, Inc. Provides Business Update

Company Announces New Project Order, Incremental Issuance under the SEPA, Expected 2022 Revenue Results, and Initiates 2023 Revenue Outlook

EDISON, N.J.— Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos”), a leading provider of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced that it expects to record revenue of $17 to $20 million for 2022, which is consistent with previous guidance, with an ending cash balance (excluding restricted cash) of $17 million as of December 31, 2022. Eos will provide further commentary on its fourth quarter performance in connection with the release of its full year and fourth quarter 2022 financial results in early March.

Eos also announces an order for a 47 MWh initial renewables plus storage project with one of the largest operators of energy storage in the US, along with a separate long term agreement providing a framework for up to 4 GWh of energy storage volume over the next 6 years (the “Agreement”). The Agreement contributes 4GWh to the Company’s Pipeline and will be categorized as a letter of intent. With its active Pipeline, as well as the expected launch of the automated next generation Z3 battery production line in the third quarter, the Company currently expects 2023 revenue to be in the range of $30 to $50 million. The gross margins of Z3 are expected to be better than the current Gen 2.3 product, which we believe should result in positive operating cashflow in the second half of 2024. On February 1, 2023, the Company also issued and sold a convertible promissory note with an aggregate principal amount of $5.0 million in a private placement to YA II PN, LTD, an affiliate of Yorkville Advisors, under the Second Supplemental Agreement dated as of December 29, 2022, to the SEPA between the Company and Yorkville.

“We are very excited about our continued growth and the Agreement,” said Joe Mastrangelo, CEO of Eos. “With implementation of the 2022 Inflation Reduction Act taking place this year, we foresee continued market expansion. We continue to progress through the Department of Energy Loan Programs Office’s due diligence process, and we expect that our loan amount could be at least $250 million, if successfully approved.”

Eos is providing this preliminary select results and 2023 outlook in advance of upcoming investor meetings prior to release of earnings.

About Eos
Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth™ aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable—

and manufactured in the U.S.—it's the core of our innovative systems that today provide utility, industrial, commercial, and residential customers with a proven, reliable energy storage alternative. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Key Metrics

Backlog. The Company defines backlog as the amount of revenue that we expect to realize from existing agreements with our customers for the sale of our battery energy storage systems and performance of services. The backlog is calculated by adding new orders in the current fiscal period to the backlog as of the end of the prior fiscal period and then subtracting the shipments in the current fiscal period. If the amount of an order is modified or cancelled, we adjust orders in the current period and our backlog accordingly, but do not retroactively adjust previously published backlogs. We believe that the backlog is a useful indicator regarding the future revenue of our Company.

Pipeline. Our pipeline represents projects for which we have submitted technical proposals or nonbinding quotes plus letters of intent (“LOI”) or firm commitments from customers. Pipeline does not include lead generation projects.

Booked Orders. Booked orders are orders where we have legally binding agreements with a Purchase Order or Master Supply Agreement executed by both parties.

Forward-Looking Statements
This press release includes certain statements that may constitute "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that refer to our expected revenue for the fiscal year ended December 31, 2022 and cash balance as of December 31, 2022, the Department of Energy Loan approval process, 2023 outlook and projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the preliminary financial information remains subject to changes and finalization based upon management’s ongoing review of results for the fourth quarter and full fiscal year 2022 and the completion of all quarter and year end closing procedures; changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to secure final approval of a loan from the Department of Energy or the final amount of any loan; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to secure financing to continue expansion; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately, and to secure labor; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog and pipeline to revenue; the failure to sufficiently reduce manufacturing costs, potential delays in the launch of our Z3 battery; inefficient implementation of the Inflation Reduction Act of 2022; risks associated with security breaches in our information technology systems; the risk of a government shutdown as Eos remains in due diligence on its loan application with the U.S. Department of Energy Loan Programs Office; risks related to legal proceedings or claims; risks associated with changes in federal, state, or local laws; risks associated with potential costs of regulatory compliance; risks associated with changes to U.S. trade policies; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; and risks related to adverse changes in general economic conditions. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Eos’s most recent filings with the Securities and Exchange Commission, including Eos’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could

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affect actual results will be included in the subsequent periodic and current reports and other filings that Eos makes with the Securities and Exchange Commission from time to time. Moreover, Eos operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Eos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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